UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2016

BMC STOCK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons
980 Hammond Drive NE, Suite 500
Atlanta, GA 30328
(Address of principal executive offices) (Zip Code)
(678) 222-1219
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the board of directors (the “Board”) of BMC Stock Holdings, Inc. (the “Company”) voted to approve an amended and restated employment agreement between the Company and Peter C. Alexander (the “Amended and Restated Employment Agreement”), which provides the continued terms and conditions of Mr. Alexander’s employment with the Company as President and Chief Executive Officer. The Amended and Restated Employment Agreement amends and restates Mr. Alexander’s Employment Agreement with Building Materials Holding Corporation (“BMC”), dated August 4, 2010, as amended by that certain Addendum No. 2 to Employment Agreement (as amended, the “Original Employment Agreement”), which the Company assumed in connection with the December 1, 2015, merger (the “Merger”) of BMC with and into the Company (then named Stock Building Supply Holdings, Inc.) with the Company surviving the Merger under the name “BMC Stock Holdings, Inc.”

Except for the increase in Mr. Alexander’s base salary to $750,000, which was previously disclosed in a Current Report on Form 8-K filed with the Commission on February 1, 2016, and minor changes to reconcile the agreement with the combined company’s name, location and current incentive and benefits programs, the Amended and Restated Employment Agreement contains substantially the same terms as the Original Employment Agreement.

The Amended and Restated Employment Agreement provides for successive automatic one-year extensions beginning on the expiration of the then-current employment term. The automatic extension of the Amended and Restated Employment Agreement may be terminated with a written notice from Mr. Alexander or the Company stating the intent not to extend the employment term, which notice is required to be delivered not later than May 1 of the then-current employment term. Under the Amended and Restated Employment Agreement, Mr. Alexander is entitled to receive an annual base salary of $750,000, subject to annual review by the compensation committee of the Board, is eligible to participate in the Company’s annual bonus incentive plan adopted by the Company for the applicable year, is entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other senior executive officers of the Company and to receive the following perquisites:

•	automobile perquisite under the Company’s automobile allowance;

•	reimbursement of up to $15,000 per year for the premium cost of a term life insurance policy providing coverage in the amount of $3,000,000;

•	provision of a laptop computer, a cellular telephone and reasonable usage reimbursement; and

•	reimbursement for the cost of an annual health physical exam.

Pursuant to the Amended and Restated Employment Agreement, Mr. Alexander is also entitled to participate in any long-term equity incentive plans of the Company in a manner and to an extent consistent with other senior executive officers of the Company.

Under the Amended and Restated Employment Agreement, in the event of Mr. Alexander’s termination of employment without “cause” (as defined in the Amended and Restated Employment Agreement), which includes any change in his title, reporting or expected residence or diminution in any of his duties, compensation or benefits without his prior written consent, Mr. Alexander is entitled to receive, subject to his timely execution of a general release of claims: (i) any unpaid base salary and benefits through the date of termination; (ii) an amount equal to two times the then-current annual base salary, payable in a lump sum within 75 days following such termination; (iii) continued automobile perquisite in accordance with the Company’s automobile allowance for the period of 30 days following the date of termination and a pro-rated reimbursement for his life insurance premium benefit for the period between the date of the annual renewal immediately preceding the date of termination to the date that is 30 days following the date of termination; (iv) a pro-rated portion of the annual bonus he would have otherwise been entitled to receive, payable when bonuses become payable under the applicable bonus plan and (v) payment of monthly continuation premiums for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) (or private insurance once COBRA becomes unavailable) for a period of twenty four months following the date of termination.

In the event of Mr. Alexander’s termination of employment without “cause” within two months prior to, and six months following, a “change in control” (as defined in the Amended and Restated Employment Agreement), in addition to the benefits payable upon termination without “cause” as described above, Mr. Alexander is entitled to full acceleration of all awards outstanding under any equity plans of the Company and the pro-rata bonus described in clause (iv) above is based on his target bonus, rather than actual bonus.

In the event that any payments or benefits that could be made to Mr. Alexander under the Amended and Restated Employment Agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Alexander may elect to either reduce such payments or benefits to the least extent possible so that no portion would be subject to Section 280G of the Code, or to submit the payments and benefits to the vote of the Company’s stockholders to avoid the consequences of Section 280G of the Code with respect to such payments or benefits.

The Amended and Restated Employment Agreement contains a non-competition covenant that prohibits Mr. Alexander from competing with the Company’s business during the employment term and a non-solicitation provision that prohibits Mr. Alexander from actively soliciting the Company’s employees or customers during the period of employment and for a period of one year following termination of employment. Mr. Alexander is also subject to perpetual confidentiality restrictions that protect the Company’s proprietary information and to a cooperation covenant requiring that he reasonably assists the Company in any dispute, controversy or litigation for a period of one year following the termination of employment, subject to the Company’s payment of an hourly fee and reimbursement of expenses.

The foregoing summary description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 1, 2016, by and between Peter C. Alexander and BMC Stock Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

By	/s/ Paul S. Street
Paul S. Street General Counsel and Corporate Secretary
Date: April 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 1, 2016, by and between Peter C. Alexander and BMC Stock Holdings, Inc.